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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Cupertino National Bancorp and Subsidiary on Forms S-8 (File No. 33-17368, No. 33-17369, and No. 33-31193) of our report dated January 30, 1995, on our audit of the consolidated financial statements of Cupertino National Bancorp and Subsidiary as of December 31, 1994 and for the year ended December 31, 1994 which report is incorporated by reference in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand, L.L.P.

San Francisco, California
March 28, 1995